SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 May 14, 2003
               Date of Report (Date of earliest event reported)

                             CONGOLEUM CORPORATION
            (Exact name of registrant as specified in its charter)


                        Commission File Number: 1-13612


                    Delaware                          02-0398678
        (State or other jurisdiction of             (IRS Employer
                 incorporation)                   Identification No.)



                            3500 Quakerbridge Road
                                 P.O. Box 3127
                      Mercerville, New Jersey 08619-0127
                    (Address of principal executive office)
      Registrant's telephone number, including area code: (609) 584-3000


                                Not Applicable
         (Former name or former address, if changed since last report)
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  Item 7: Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits.

        99.1      Press Release dated May 14, 2003


Item 12: Results of Operations and Financial Condition.

On May 14, 2003, the Registrant issued a press release announcing its financial results for the fiscal quarter ended March 31, 2003. A copy of that press release is furnished herewith and attached as Exhibit 99.1.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  CONGOLEUM CORPORATION


Date:  May 16, 2003                               By /s/ Howard N. Feist III
                                                     -------------------------
                                                     Howard N. Feist III
                                                     Chief Financial Officer

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                                 Exhibit Index
                                 -------------

Exhibit                         Description
Number

99.1                       Press Release dated May 14, 2003


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                                                                  EXHIBIT 99.1

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


              CONGOLEUM CORPORATION REPORTS FIRST QUARTER RESULTS

MERCERVILLE, NJ, MAY 14, 2002 - Congoleum Corporation (AMEX: CGM) reported today its financial results for the first quarter ended March 31, 2003.

Sales for the three months ended March 31, 2003 were $53.6 million, compared with sales of $57.9 million reported in the first quarter of 2002, a decrease of 7.4%. The net loss for the quarter was $2.6 million versus a net loss of $0.6 million (before a required accounting change) in the first quarter of 2002. The net loss per share was $.31 in the first quarter of 2003 compared with $.08 per share (before accounting change) in the first quarter of 2002. The Company recorded a non-cash transition charge of $10.5 million or $1.27 per share in the first quarter of 2002 for impairment of goodwill as required for adoption of Statement of Financial Accounting Standards No. 142.

Roger S. Marcus, Chairman of the Board, commented "Congoleum's first quarter sales were negatively affected by further declines in the manufactured housing industry as well as soft remodel demand due to economic weakness and low consumer confidence. These declines were partly offset by higher sales of builder products, as the new housing market has remained healthy, as well as increased sales of DuraStone. The lower sales, combined with increases in insurance and benefit costs and a less profitable product mix all hurt profitability despite continued improvements in manufacturing efficiency. Although improvement in demand for manufactured housing products does not appear imminent, there are several other reasons why we are optimistic about the balance of 2003. First, we are firmly committed to managing our expenses and continuing to improve efficiencies. Second, we have two exciting new products that will be introduced early in the second half of the year. Finally, the economic outlook and consumer confidence should improve with the war in Iraq effectively over. These factors should contribute to improving results as we move forward."

Mr. Marcus continued, "Our plans to resolve our asbestos related litigation continue to progress, as evidenced by the signing of an agreement on April 10th, 2003 with attorneys representing a majority of known pending claimants. We are encouraged by this latest development and remain cautiously optimistic that we can achieve our goal of completing the confirmation of our reorganization plan by the end of the year."

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Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

WARNING REGARDING FORWARD LOOKING STATEMENTS THE ABOVE NEWS RELEASE CONTAINS

CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES, WHICH UNDERWROTE THE APPLICABLE INSURANCE POLICIES FOR CONGOLEUM AND ITS CONTROLLING SHAREHOLDER, AMERICAN BILTRITE INC., FOR ASBESTOS-RELATED CLAIMS AND OTHER COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (II) TIMELY NEGOTIATING AND ENTERING INTO SETTLEMENT AGREEMENTS ON TERMS IT CONSIDERS SATISFACTORY WITH A SUFFICIENT MAJORITY OF ASBESTOS CLAIMANTS, (III) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER THEIR RESPECTIVE OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENTS TO THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION(S) IN CONNECTION WITH CONGOLEUM'S PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE, (V) THE RESPONSE FROM TIME-TO-TIME OF CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN


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BILTRITE INC.'S, LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE
ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (VI) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT, (VII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (VIII) THE FUTURE COST AND TIMING
OF PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS,
(IX) INCREASES IN RAW MATERIAL PRICES, (X) INCREASED COMPETITIVE ACTIVITY FROM COMPANIES IN THE FLOORING INDUSTRY, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS THAN CONGOLEUM, (XI) UNFAVORABLE DEVELOPMENTS IN THE NATIONAL ECONOMY OR IN THE HOUSING INDUSTRY IN GENERAL, (XII) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF CONGOLEUM'S FACILITIES OR DISTRIBUTORS, (XIII) PRODUCT WARRANTY COSTS, AND (XIV) CHANGES IN DISTRIBUTORS OF CONGOLEUM'S PRODUCTS. IN ANY EVENT, THE FAILURE OF CONGOLEUM TO TIMELY
REACH AGREEMENT WITH PLAINTIFFS REPRESENTING A SUFFICIENT NUMBER OF ASBESTOS CLAIMANTS WITH ASBESTOS CLAIMS PENDING AGAINST CONGOLEUM, WHICH AGREEMENT
WOULD RESULT IN A GLOBAL SETTLEMENT OF CONGOLEUM'S ASBESTOS LIABILITY, OR THE FAILURE TO REACH THE PRESENTLY ANTICIPATED SETTLEMENT, COULD HAVE A MATERIAL ADVERSE EFFECT UPON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            # # # # # # # # # # # #
                             (See attached table)

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

                             CONGOLEUM CORPORATION

                             RESULTS OF OPERATIONS

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         (Unaudited)
                                                                       For the Three
                                                                       Months Ended
                                                                         March 31,
                                                                         ---------
                                                                2003                    2002
                                                                ----                    ----

Net sales..................................................    $ 53,581            $   57,926
Cost of sales..............................................      40,914                44,065
Selling, general &
     administrative expenses...............................      13,203                13,152

Income (loss) from operations..............................       (536)                   709
Interest expense, net......................................     (2,196)                (2,007)
Other income, net..........................................        144                    352
Loss before income taxes and cumulative effect
     of accounting change..................................     (2,588)                  (946)

Benefit for income taxes...................................         --                   (299)
Net loss before accounting change..........................     (2,588)                  (647)
Cumulative effect of accounting change.....................         --                (10,523)

Net loss...................................................    $(2,588)            $  (11,170)
Net loss per common share before effect of
     accounting change, basic and diluted..................    $  (.31)            $     (.08)

Cumulative effect of accounting change.....................         --                  (1.27)
Net loss per common share, basic and diluted...............  $    (.31)            $    (1.35)

Weighted average number of common
shares outstanding:                                              8,260                  8,260
